EXHIBIT 99.1

[LOGO]

Compass Knowledge Holdings, Inc.

FOR IMMEDIATE RELEASE

CONTACT:	Rogers W. Kirven, Jr. Chairman and CEO Compass Knowledge Holdings, Inc. 2710 Rew Circle, Suite 100, Ocoee, Florida 34761 407-573-2000 rwkirven@compassknowledge.com

Compass Announces Leaving of Executive Vice President and Chief Operating Officer

OCOEE, FL, May 15, 2003/PRNewswire – Compass Knowledge Holdings, Inc. (OTC Bulletin Board: CKNO), a leading provider of e-learning and distance education for working professionals, announced today that the Company and its Executive Vice President and Chief Operating Officer, Richard M. Flaherty, have entered into a Termination and Settlement Agreement with respect to Mr. Flaherty’s employment with the Company.

“Mr. Flaherty’s termination comes primarily as a result of Mr. Flaherty’s desire to pursue other opportunities” stated Daniel J. Devine, President of Compass. Mr. Devine also stated that “The Company appreciates the effort of Mr. Flaherty, who assisted the Company in establishing its current strategic plan, and revising its business model. Mr. Flaherty will continue to work in a consulting role with the Company. The Company expects no material adverse change in its financial situation or business operations as a result of Mr. Flaherty’s termination.”

Terms of Mr. Flaherty’s agreement with the Company may be found in the Company’s Form 8-K filed with the SEC today.

About Compass Knowledge Holdings, Inc.

Compass Knowledge Holdings, Inc. is a premier provider of distance education and e-learning solutions for working professionals in niche areas of the global distance learning marketplace. Through collaboration with fully accredited colleges and universities the Company offers “Knowledge that Earns” through its divisions and subsidiaries. For more information, visit our web site at www.compassknowledge.com.

Forward-Looking Statements

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the ‘safe-harbor’ provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Compass Knowledge’s forward-looking statements, including the following factors: insufficient capital reserves to expand and grow the business; market acceptance of new products and services; the ability of Compass to effectively launch these new products in a timely and cost efficient manner; continued development of effective marketing, pricing and distribution strategies; Compass Knowledge’s ability to attract new knowledge partners and alliances, and Compass Knowledge’s ability to manage its growth and to respond to rapid technological change; competitive pressures among distance education providers may increase significantly; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired by Compass Knowledge may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; possible adverse results of future litigation; general economic or business conditions; legislative or regulatory changes may adversely affect the business in which Compass Knowledge is engaged; and changes in the securities markets may negatively impact Compass Knowledge. For a detailed discussion of cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements, please refer to the Company’s filings with the Securities Exchange Commission, especially in the “Factors Affecting Operating Results and Market Price of Securities” included in the Company’s most recent Form 10-KSB and in subsequent filings filed with the Securities Exchange Commission.

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